                                                                    Exhibit 11.1

                        COMPUTATION OF EARNINGS PER SHARE


                                                  Three Months     Three Months      Six Months       Six Months
                                                     Period           Period           Period           Period
                                                      Ended            Ended            Ended            Ended
                                                  September 30,    September 29,    September 30,    September 29,
                                                      1997             1996             1997             1996
                                                  -------------    -------------    -------------    -------------
Earnings (loss) from Continuing
      Operations ..............................   $    (473,794)   $  (1,074,113)   $  (1,112,225)   $  (1,838,833)

Net earnings (loss) ...........................   $    (473,794)   $    (267,417)   $  (1,112,225)   $  (1,032,137)
                                                  =============    =============    =============    =============

Weighted average number of common
      shares outstanding during
      the period ..............................       4,000,210        4,000,210        4,000,210        4,000,210

Net effect of dilutive stock options based
      on the treasury stock method at
      market prices ...........................              --               --               --               --
                                                  -------------    -------------    -------------    -------------

Shares used for computation ...................       4,000,210        4,000,210        4,000,210        4,000,210
                                                  =============    =============    =============    =============

Net earnings (loss) from
      continuing operations ...................   $        (.12)   $        (.27)   $        (.28)   $        (.46)
                                                  =============    =============    =============    =============

Net earnings (loss) per share .................   $        (.12)   $        (.07)   $        (.28)   $        (.26)
                                                  =============    =============    =============    =============